                                                                   EXHIBIT 10.20

                          STRATEGIC ALLIANCE AGREEMENT

     THIS STRATEGIC ALLIANCE AGREEMENT (this "AGREEMENT") is made and entered into effective as of February 27, 2006 between BRIDGETECH HOLDINGS INTERNATIONAL, INC., a company incorporated in the State of Delaware, the United States of America, with its principal office at 402 W. Broadway, 26th Floor, San Diego, California 92101, U.S.A., ("BRIDGETECH"), and THE WU JIEPING MEDICAL FOUNDATION, a non-profit-making organization under the Ministry of Health of the People's Republic of China, with its registered address at No. 33 Dong Chang An Jie, D4304 Beijing Hotel, Beijing, China 10004 ("WJPF").

     BRIDGETECH and WJPF are referred to hereinafter jointly as the "Parties" and individually as a "Party".

                                   WITNESSETH

     WHEREAS, WJPF is a foundation whose mission is to unite all medical professionals inside and outside of China who share an interest in the development of medicine and health, and to promote healthcare education in China. This mission is to be furthered by accumulation, consolidation, creation, preservation and dissemination of healthcare knowledge via the internet, in a comprehensive range of disciplines, thereby serving the needs and enhancing the well-being of the citizens of the People's Republic of China (the "PRC"), and the wider world community;

     WHEREAS, BRIDGETECH is introducing world class medical diagnostic and therapeutic technologies to China for the purpose of maximizing the transfer of healthcare technology. These technologies represent the latest scientific discoveries and advances in medicine in the United States and Europe;

     WHEREAS, BRIDGETECH and WJPF wish to form a strategic alliance for the development and operation of the existing Website (www.wjpf.org) (the "WEBSITE") of WJPF to provide the best available healthcare information to the people and medical professionals of the PRC.

     NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties agree as follows.

1.   OBJECTIVE OF THE PROJECT

     1.1 The purpose of this Agreement is to set out the basic principles on the basis of which the Parties will jointly develop and operate the Website so as to provide updated medical and healthcare information for free to the medical and healthcare professionals and general public in the PRC (the "PROJECT") with a view to:

          (a) remaining objective in the presentation of the website content and not endorsing any one third party organization over any other; and

          (b) maintaining the non-profit, altruistic vision intended by this Agreement and refraining the Website from accepting any contributions that require WJPF or the Website to endorse any particular product or company unless approval by the Advisory Committee as contemplated herein.

          (c) The website will be a non-profit website. The capital for building the website will be raised by WJPF through obtaining donations from local and overseas donors and the donated funds will be used in accordance with the requirements of the donors.

     1.2 The Parties agree that if there is any spin-off business project from the Website, a contribution from the profits of such business project shall be made to WJPF in order to support its charitable projects.

2.   POWERS AND RESPONSIBILITIES OF THE PARTIES

     2.1. WJPF shall:

          (a) contribute its relationships with various PRC government departments and the medical NGO's in China to the Project;

          (b) allow the Website as the platform for the WJP Health Knowledge Dissemination project;

          (c) work to identify and secure endorsements from prestigious Chinese NGO's including medical institutions, research organizations, medical professional organizations and data content providers for the Project;

          (d) assist, with best efforts, in designing fundraising strategies for the Project and promote the Website, identify and secure domestic sponsors;

          (e) provide guidance and directions with respect to regulatory issues in connection with the development and operation of the Website;

          (f) secure governmental and media endorsement and promotion for the Project;

          (g) secure all lawful operational conditions as required by PRC government authorities that are necessary for the operation of the Website and the implementation of the Project;

          (h) select and provide PRC local content, monitor and make sure that such content is in full compliance with the PRC regulatory requirements and not infringing upon any third party's intellectual property rights; and

          (i) retain the right to approve all content to be made available on the Website and the final right to approve any and all decisions deemed to have any potential impact upon the reputation, name or good standing of WJPF.

     2.2. BRIDGETECH shall:

          (a) commit to provide funds required for the development and operation of the Website during the first three years of the Project Term (as defined below) ("INITIAL Period"), which may also be raised by BRIDGETECH from sponsors. Funding requirements for the Website for the first year of the Initial Period is outlined in the budget attached to this Agreement as Exhibit A;

          (b) select and provide U.S. medical content for the Website and ensure that such content can be put on the Website with consent from and/or licensing arrangement with the intellectual property rights holders of the content;

          (c) work to secure the top U.S. medical institutions, research organizations and medical professional organizations to endorse the Project;

          (d) work to secure initial and subsequent sponsors to fund the ongoing operation of the Website;

          (e) provide the website design, support and development expertise necessary for the operation of the Website commencing from the date of this Agreement; and

          (f) prepare a work plan that will govern the website design, profile and functionality of the Website after the date of this Agreement. The plan will contain programs for the Website to sustain itself financially after the Initial Period.

3.   MANAGEMENT AND OPERATION OF THE WEBSITE

     3.1 The Parties shall form an advisory committee (the "ADVISORY COMMITTEE") that will have the exclusive right to determine the directions of development, management and operation of the Website and will in general be responsible for the major decisions in the normal business operation of the Website. For the avoidance of doubt, the Advisory Committee shall exercise its powers to maintain the non-profit, altruistic vision of the Website as contemplated in
          Article 1.1 of this Agreement.

     3.2 The Advisory Committee shall consist of four members, of whom two members will be appointed by BRIDGETECH (the "BRIDGETECH REPRESENTATIVES") and two members will be appointed by WJPF (the "WJPF REPRESENTATIVES"). The BRIDGETECH Representatives and the WJPF Representatives are hereinafter referred to collectively as the "THE REPRESENTATIVES". The initial BRIDGETECH Representatives shall be MICHAEL D. CHERMAK and THOMAS C. KUHN III and the initial WJPF Representatives shall be Dr. Fang Jun and Mr. Hu He.

          Each Representative shall be appointed for a term of three (3) years and may serve consecutive terms if reappointed by the Party originally appointing him. If a seat on the Advisory Committee is vacated by retirement, resignation, illness, or death of a Representative or by the removal of such Representative by the Party which originally appointed him, the Party which originally appointed such Representative shall appoint a successor to serve out such Representative's term.

     3.3 The first Advisory Committee meeting shall be held within two (2) months from the date of this Agreement. Any sponsorship agreements that have been entered into by BRIDGETECH on behalf of WJPF prior to the date of this Agreement shall be ratified by the Advisory Committee at the first Advisory Committee meeting.

     3.4 Each Representative shall have one vote on all matters requiring the approval or action of the Advisory Committee. A quorum for any meeting of the Advisory Committee shall consist of a majority of the Advisory Committee and shall include one Representative appointed by each Party.

     3.5 The head of the Website team shall be appointed by the Advisory Committee, and the rest of the Website team shall be appointed by the head of the Website team. The Chairman of the Advisory Committee shall be appointed by WJPF.

     3.6  The Advisory Committee shall have the following powers:

          (a) exercise its power to develop and operate the Website in such a manner that the Website shall be maintained its non-profit and altruistic vision as stated in Article 1.1 above;

          (b) review, approve and adopt the business plan (including a budget for the same period covered by the business plan) ("BUSINESS PLAN") of the Website on an annual basis, with the exception of the Business Plan for the first year of the Initial Period (the "INITIAL BUSINESS PLAN") which has already been agreed by the Parties prior to the date of this Agreement and shall be adopted by the Advisory Committee at its first meeting, and amend the Business Plan if required;

          (c) decide the timetable for remitting funds from the Website's bank account overseas (as stipulated in Article 3.9 below) as required by the operation of the Website;

          (d) ratify the sponsorship agreements that BRIDGETECH has signed on behalf of WJPF prior to the date of this Agreement;

          (e) evaluate the potential sponsors proposed by either Party and/or generated by the Website itself and enter into appropriate sponsorship agreement with the approved potential sponsors;

          (f) decide the signing authority for the Website's bank accounts as referred to in Article 3.9 below;

          (g) review and approve the draft agreements to be entered into by WJPF and the relevant intellectual property rights holders of the content;

          (h)  review and approve the website design for the Website.

          (i) approve the content of the Website to ensure that the objective stated in Article 1.1 will be achieved and maintained; and

          (j) decide other matters arising from the daily operation of the Website.

     3.7 The accounting year end of the Project shall be the same as the fiscal years of the Website.

     3.8 The Website's financial accounts will be maintained in accordance with U.S. and PRC generally accepted accounting principles. Each Party will be entitled to require the Website to provide to it all such information as may be required for the purposes of the preparation of their respective accounts in accordance with such generally accepted accounting principles and the requirements of the law applicable in their respective jurisdictions. Each Party will be entitled to receive all such information relating to the affairs of the Project as may be requested at any time and from time to time by any Party. The Website will provide to the Parties regular and periodic reports on the activities, operations, financial and other affairs of the Website.

     3.9 WJPF shall open one bank account in the PRC that is independent and separate from its bank account(s) for receiving funds from PRC domestic sponsors (if any) and for daily operation of the Website, and BRIDGETECH shall open one bank account overseas for receiving funds from sponsorship overseas and for daily operation of the Website. The signatories for the operation of these bank accounts shall be determined by the Advisory Committee. The monthly bank statements of these bank accounts shall be submitted to the Advisory Committee for its review.

4.   LINKING ARRANGEMENT

     4.1 Subject to the provisions of this Agreement, each Party (the "LINKED PARTY") shall grant to the other Party (the "LINKING PARTY") permission to place a hypertext link on the other Party's website as follows:

          (a) the Universal Resources Locator ("URL") of the location of the link on BRIDGETECH's website is www.bthi.com and on Website is "www.wjpf.org";

          (b) the URL of the webpage on BRIDGETECH's website to be linked:www.bthi.com; and on Website to be linked: www.wjpf.org; and

          (c) the hypertext links shall be in the respective form of BRIDGETECH and WJPF logo set out in the Appendix B hereto (together the "Logos" and each the "Logo").

     4.2 The Linked Party shall grant the Linking Party the right to use its Logo on the Linking Party's website as a hypertext link to the Linked Party's website in accordance with Article 4.1. The Linked Party's Logo shall not be altered in any way and may only be used on the Linking Party's website as a hypertext link and for no other purpose.

     4.3 Other than as expressly set out in this Agreement, Linking Party does not obtain or acquire any trade mark, copyright or other intellectual property rights by the permission granted. All right, title and interest in such trade mark, copyright or other intellectual property rights shall remain vested in the Linked Party.

     4.4 The Linked Party reserves the right to change its website at any time without notice. The Linked Party has no obligation to update the materials on its website. It is the responsibility of Linking Party to continuously verify its links to the Linked Party's website.

     4.5 The Linking Party shall not capture the Linked Party's website, subpage or content within its frames or otherwise present the Linked Party's website, subpage or content as its own.

          The Linking Party's link to the Linked Party's website, subpage or content should open a new window displaying the Linked Party's website in the client browser or be a full forward link that passes the client browser to the Linked Party's website unencumbered.

     4.6 Except as provided in Article 4.1, the Linking Party shall not link to individual graphics, tables or other information within the Linked Party's website, subpage or content. Such an action will be treated by the Linked Party as exceeding the permission granted by this Agreement and a misuse of the Linked Party's website, subpage or content, and the associated computer system.

5.   TERM AND TERMINATION

     5.1 The Project will have a cooperation term of 10 years (the "PROJECT TERM"), at the end of which time the Project Term may be extended for additional five (5) year terms (all such renewal terms shall be considered part of the "Project Term"), unless either Party notifies the other Party in writing no later than 60 days before the end of the Project Term that it does not wish to extend the Project Term.

     5.2 Either Party may terminate this Agreement prior to the expiration of the Project Term by issuing a thirty (30) day prior written notice to the other Party:

          (a) if the other Party has materially breached this Agreement and such breach has not been cured within thirty (30) days of written notice of the breach;

          (b) if the Advisory Committee decides that the Website has failed to maintain the objective referred to in Article 1.1 of this Agreement, and the Parties cannot reach an agreement as to correct the situations within thirty (30) days after one Party has served written notice on the other Party requesting the commencement of discussions;

          (c) if PRC law has changed in such a way that the Project is no longer permitted; or

          (d) if the conditions or consequences of Force Majeure (as hereinafter defined) prevail with the result of a major impairment to the functioning of the Project for a period in excess of six (6) months and the Parties have not been able to find an equitable solution pursuant to Article 10.2 hereof.

     5.3 If this Agreement is terminated prior to the expiration of the Project Term due to reasons referred to in Article 5.2(a), the liabilities arising from the breach of contract shall be borne by the Party in breach as provided in this Agreement.

     5.4 If this Agreement is terminated prior to the expiration of the Project Term, all the agreements regarding the intellectual property rights of the content sourced overseas by BRIDGETECH shall be terminated forthwith automatically.

6.   REPRESENTATIONS AND WARRANTIES

     6.1 The Parties shall each represents and warrants to the other Party that:

          (a) it is a company or an entity (as the case may be) duly incorporated or established (as the case may be) and validly existing under the laws of its jurisdiction of incorporation or establishment (as the case may be);

          (b) it has the legal right and full power and authority to enter into and perform its obligations under this Agreement which when executed will constitute valid and binding obligation on it, in accordance with the terms hereof;

          (c) the execution and delivery of, and the performance by it of its obligations under, this Agreement has been duly authorized and approved by all necessary corporate or organization action and no other corporate or organization approval (including shareholder approval) is required by it;

          (d) the execution and delivery of, and the performance by it of its obligation under, this Agreement will not result in a breach of any provision of its organizational documents; and

          (e) there are no suits, proceedings, judgments, rulings or orders by or before any governmental authority, court or arbitrator, pending or threatened against it that challenge or may have the effect of preventing, delaying, making illegal or otherwise interfering with the Project contemplated by this Agreement.

     6.2  WJPF hereby further represents and warrants to BRIDGETECH that:

          (a) it has acquired and presently possesses the exclusive right to own, develop and operate the Website and will maintain such exclusive right during the Project Term;

          (b) it has already applied for and secured all lawful operational conditions as required by PRC government authorities that are necessary for the operation of the Website and the implementation of the Project and shall, at its own expense, maintain the validity of such operational conditions during the Project Term;

          (c) it knows of no actual or potential claim, by any government or political department, military unit, organization or an entity in any form, or any individual, that such party has the right to use, occupy or control the Website or any part thereof or otherwise directly or indirectly subject WJPF's right to own, develop and operate the Website to any conditions except for those specified herein;

          (d) WJPF's interest in the Website will be free from and clear of any third party rights; and

          (e) as of the date of this Agreement, the layout, design and content of the Website are in full compliance with the PRC regulatory requirements.

7.   CONFIDENTIALITY

     7.1 Prior to and during the process of finalizing this Agreement, each Party has disclosed or may disclosed confidential and proprietary information to the other Party. In addition, the Parties may, from time to time during the Project Term, obtain confidential and proprietary information of the other Party in connection with the development and operation of the Website. Each of the Parties receiving such information shall, during the Project Term and for three (3) years thereafter,

          (a)  maintain the confidentiality of such information; and

          (b) not disclose it to any person or entity, except to their employees who need to know such information to perform their responsibility.

     7.2 The provisions of Article 7.1 above shall not apply to information that:

          (a) can be shown to be known by the receiving Party's written records made prior to disclosure by the disclosing Party;

          (b) is or becomes public knowledge otherwise than through the receiving Party's breach of this Agreement; or

          (c) was obtained by the receiving Party from a third party having no obligations of confidentiality with respect to such information.

     7.3 Each Party shall advise its directors, officers and other employees receiving such information of the existence of and the importance of complying with the obligations set forth in this Article 7.

     7.4 Each of the Parties shall formulate rules and regulations to cause its directors, officers and other employees and those of their affiliates, also to company with the confidentiality obligation set forth in this
          Article 7.

     7.5 Unless otherwise mutually agreed in writing by the Parties, this Article and the obligations and benefits hereunder shall survive for three (3) years after the expiration or early termination of this Agreement, notwithstanding the termination or rescission of this Agreement.

8.   PRESS RELEASE AND ANNOUNCEMENTS

     BRIDGETECH and WJPF agree that no public release or announcement concerning the Project shall be issued or made by or on behalf of any Party without the prior consent of the other Party, except that either Party may, as required by the respective local law and policy, make announcements that such Party reasonably may determine are necessary to comply with applicable law. WJPF acknowledges and agrees that BRIDGETECH may be required to announce the terms of this Agreement and make publicly available this Agreement and that no breach of this Article 8 shall be deemed to result therefrom. Notwithstanding the foregoing, BRIDGETECH and WJPF shall cooperate to prepare a joint press release to be issued in connection with the entering into this Agreement.

9.   INDEMNIFICATION

     Each Party (the "INDEMNIFYING PARTY") shall defend, indemnify, and hold the other Party (the "INDEMNIFIED PARTIES"), harmless from and against any and all liabilities, judgments, losses, actual damages, costs, and expenses (including without limitation reasonable attorneys' and experts' fees) which any or all of them may hereafter incur themselves or pay out to another by reason of any claim, suit, or proceeding brought by a third party, that arises out of or relates to (i) a material breach of any representation, warranty, covenant, obligation or other provision of this Agreement by the Indemnifying Party or (ii) any other breach, except to the extent caused by the gross negligence or willful misconduct of an Indemnified Party.

10.  FORCE MAJEURE

     10.1 "Force Majeure" shall mean all events which are beyond the control of the Parties to this Agreement, and which are unforeseen, unavoidable or insurmountable, and which arise after the date of this Agreement and which prevent total or partial performance by either Party. Such events shall include earthquakes, typhoons, flood, fire, war, epidemics, civil disturbances, strikes or any other events which cannot be foreseen, prevented or controlled, including events which are accepted as force majeure in general international commercial practice.

     10.2 If an event of Force Majeure occurs, a Party's contractual obligations affected by such event under this Agreement shall be suspended during the period of delay caused by the Force Majeure and shall be automatically extended, without penalty, for a period equal to such suspension.

          The Party claiming Force Majeure shall promptly inform the other Party in writing and shall furnish within fifteen (15) days thereafter sufficient proof of the occurrence and duration of such Force Majeure. The Party claiming Force Majeure shall also use all reasonable endeavours to terminate the Force Majeure.

          In the event of Force Majeure, the Parties shall immediately consult with each other in order to find an equitable solution and shall use all reasonable endeavours to minimize the consequences of such Force Majeure.

11.  DISPUTE RESOLUTION.

     11.1 In the event a dispute arises between the Parties in connection with the interpretation, implementation, performance, observance, breach or violation of the terms, provisions and conditions of this Agreement, the Parties shall attempt in the first instance to resolve such dispute through friendly consultations.

     11.2 If the dispute is not resolved in this manner within thirty (30) days after one Party has served written notice on the other Party requesting commencement of such consultations, then either Party may submit the dispute to China International Economic and Trade Arbitration Commission ("CIETAC") in Beijing, the PRC for binding arbitration, which shall be conducted in accordance with CIETAC's arbitration rules in effect at the time of such submission for arbitration.

     11.3 There shall be three (3) arbitrators. The Parties agree that WJPF shall select one (1) arbitrator, BRIDGETECH shall select one (1) arbitrator and CIETAC shall select a person to be the third arbitrator.

     11.4 The arbitration proceedings shall take place and be recorded in both English and Chinese.

     11.5 The arbitration decision shall be final and binding on the Parties and the Parties agree to be bound thereby and to act accordingly.

     11.6 The costs of the arbitration shall be borne by the Parties as decided in the arbitration award.

12.  MISCELLANEOUS PROVISIONS

     12.1 This Agreement shall be binding on and inure to the benefit of the Parties and their respective successors and permitted assigns.

     12.2 This Agreement shall not be assigned in whole or in party by either Party without the prior written consent of the other Party.

          The provisions on assignment set forth in this Article 12.2, Paragraph 1 shall not apply to any assignment by BRIDGETECH of its interest in this Agreement to any of its subsidiaries in China.

     12.3 Each notice, communication and delivery under this Agreement (i) shall be made in writing signed by the Party making the same, (ii) shall specify the Article of this Agreement pursuant to which it is given,
          (iii) shall be given either in person or by telecopier, effective upon such delivery or the confirmed transmission and (iv) if not given in person, shall be sent to the applicable Party at the address set forth below (or at such other address as the applicable Party may furnish to the other Party pursuant to this subsection) by international courier delivery service, effective upon the second business day after such notice is deposited, delivery charges pre-paid, with such international courier delivery service. Each Party's notice information is as follows:

          BRIDGETECH:

          Bridgetech Holdings International, Inc.
          402 W. Broadway, 26th Floor
          San Diego, California 92101 USA
          Attn: Thomas C. Kuhn III
          Phone: 678-428-3507
          Fax: 619-342-7497

          WITH A COPY TO:

          Sutherland Asbill & Brennan LLP
          999 Peachtree Street, NE
          Atlanta, Georgia 30309 USA
          Attn: B. Knox Dobbins
          Phone: 404-853-8053
          Fax: 404-853-8806

          WJPF:

          The Wu Jieping Medical Foundation
          No. 33 Dong Chang An Jie
          D4304 Beijing Hotel
          Beijing, China 100004
          Attn: Dr. Fang Jun
          Phone: 010-65136624-85110136
          Fax: 010-85110192

          Either Party may modify any information specified in this Article 12.3 by giving written notice to the other Party.

          All written communications made as provided in Article 12.3 shall be deemed given upon receipt by the Party to which it is addressed, which, in the case of facsimile, shall be deemed to occur by the close of the business day in the place of receipt on which the same is transmitted or such earlier time as is confirmed by the receiving Party.

     12.4 The invalidity of any provision of this Agreement shall not affect the validity of any other provisions of this Agreement.

     12.5 This Agreement shall only be amended upon the written agreement of each Party hereto. Failure or delay on the party of either Party hereto to exercise a right, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of a right, power or privilege preclude any other future exercise thereof.

     12.6 Except to the extent contemplated by this Agreement, nothing in this Agreement shall create or be deemed to create a partnership or STRATEGIC ALLIANCE between the Parties and except to the extent expressly specified in this Agreement no Party will or is entitled to act as agent for any other Party.

     12.7 This Agreement shall be governed by the laws of the PRC which are published and publicly available, but in the event that there is no published and publicly available law in the PRC governing a particular matter relating to this Agreement, reference shall be made to general international commercial practices.

     12.8 This Agreement shall be executed by the Parties in both English and Chinese. Both versions are equally valid.

                            (Signature page follows.)

     IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.

                                        BRIDGETECH HOLDINGS INTERNATIONAL, INC.


                                        /s/ Thomas C. Kuhn III
                                        ----------------------------------------
                                        Name: Thomas C. Kuhn III
                                        Position: President and COO


                                        THE WU JIEPING MEDICAL FOUNDATION


                                        By: /s/ Fang Jun
                                            ------------------------------------
                                        Name: Fang Jun
                                        Position: Secretary General

                                   APPENDIX A

          Budget Estimate for the First Year - Wu Jieping Web Portal Project

Resources (30-35 Resources)    US$175,000.00
Operations                     US$ 50,000.00
Content Research & Licensing   US$ 75,000.00
Hardware & Software            US$100,000.00
Marketing                                TBD
   TOTAL BUDGET                US$400,000.00

                                   APPENDIX B

                                      LOGOS

                                      WJPF

                      [Wu Jieping Medical Foundation Logo.]

                                   BRIDGETECH

                 [Bridgetech Holdings International, Inc. Logo.]